Exhibit 99.1

THE HOWARD HUGHES CORPORATION® ACQUIRES APPROXIMATELY 1.4 MILLION SQUARE FEET
OF PREMIUM OFFICE SPACE AND ADDITIONAL LAND FOR COMMERCIAL DEVELOPMENT

IN THE WOODLANDS® FROM OCCIDENTAL

Acquisition Also Includes 63-Acre Campus in the West Houston Energy Corridor

THE WOODLANDS, TX (December 30, 2019) – The Howard Hughes Corporation® (NYSE:HHC) announced today the acquisition of two Class AAA office towers, warehouse space and developable land in The Woodlands®, Texas, from Occidental (NYSE: OXY), providing The Howard Hughes Corporation with highly sought-after, premium office space that will enable The Howard Hughes Corporation to meet ongoing demand in the market. The acquisition increases The Howard Hughes Corporation’s office portfolio within the award-winning master planned community (MPC) by approximately 50%, and reinforces The Howard Hughes Corporation’s standing as the community’s steward and largest stakeholder.

The $565 million transaction also includes the acquisition of Occidental’s Century Park campus in the West Houston Energy Corridor—a 63-acre, 1.3-million-square-foot campus with 17 office buildings—which The Howard Hughes Corporation will immediately remarket, in line with its recently announced commitment to sell non-core properties and to focus resources into the growth of its core business of MPCs.

In The Woodlands, The Howard Hughes Corporation's acquisition includes the two Class AAA towers rebranded as The Woodlands Towers at The Waterway, which total approximately 1.4 million square feet of office space, and a 125,000-square-foot warehouse. The acquisition also includes 9.3 acres of prime, developable land located in The Woodlands Town Center® bordering The Woodlands Waterway® and fronting Interstate 45 North, providing the opportunity for meaningful future commercial development in the heart of The Woodlands.

“The Howard Hughes Corporation is defined by a steadfast commitment to our master planned communities, which across the country are consistently ranked among the best places to live, work and discover, allowing leading corporations to attract and retain today’s top talent,” said Paul Layne, Chief Executive Officer of The Howard Hughes Corporation. “This acquisition of Class AAA office space in The Woodlands Towers at The Waterway, as well as the additional property in The Woodlands, further expands our existing portfolio in this market where our 2.5-million-square-feet office portfolio is currently 94% leased, allowing us to respond to the growing need for premium office space as companies are looking to relocate and expand within The Woodlands.”

Occidental will continue its presence at The Woodlands Towers at The Waterway, and will lease back 100% of the larger, approximately 808,000-square-foot tower at 1201 Lake Robbins Drive and 100% of the warehouse for 13 years.

“The sale of office complexes in the Houston Energy Corridor and The Woodlands is part of our plan to divest non-core assets and continue to improve the strength of our balance sheet,” said Occidental President and CEO Vicki Hollub. “It was important to us, and many of our employees, to maintain a presence in The Woodlands and we are pleased to have signed a 13-year lease to remain in the community.”

The Howard Hughes Corporation will also be growing its own presence in The Woodlands, relocating its corporate headquarters into the approximately 595,000-square-foot tower at 9950 Woodloch Forest Drive. “We unequivocally believe that The Woodlands is the greatest destination in Texas for any company seeking to relocate or grow, and we look forward to contributing to the continued expansion of the business community as we relocate our headquarters from Dallas to The Woodlands Towers at The Waterway,” said Mr. Layne.

“These iconic towers have long been a beacon at the entry to The Woodlands Town Center and The Howard Hughes Corporation is extremely proud to bring them into our portfolio,” said Jim Carman, President, Houston Region for The Howard Hughes Corporation. “The Woodlands offers a vibrant lifestyle, a strong workforce, highly-acclaimed schools, and unparalleled amenities including hiking trails, parks, and open spaces while focusing on health and wellness.”

The Woodlands, Bridgeland® and The Woodlands Hills® are the award-winning MPCs in Texas which help comprise the core of The Howard Hughes Corporation’s portfolio. Located in Cypress, Bridgeland is the #1 top-selling MPC in the Greater Houston area as ranked by Metrostudy, and #11 in the nation as ranked by RCLCO. The Woodlands Hills, located 13 miles north of The Woodlands in Conroe and Willis, Texas, is one of the newest MPCs in the Greater Houston area and is the first bespoke MPC of The Howard Hughes Corporation, built on the company’s guiding principles of expert placemaking.

Occidental was represented in the sale by Brandon Clarke, Executive Vice President, Jared Chua, Senior Vice President, and Steve Hesse, Vice Chairman, for CBRE.

About The Woodlands®

The Woodlands is a 28,000-acre master planned community located 27 miles north of downtown Houston. Throughout its 45-year history, The Woodlands has led the way among master planned communities that practice environmental preservation. It is home to over 117,000 people, and nearly 68,000 people work in the community. The Woodlands is one of the top-selling master planned communities in Texas and the nation. The Woodlands was named “Trailblazer of the Year” in 2018 by the Greater Houston Builders Association. The community was also consecutively named “Humanitarian of the Year” in 2017 and 2016 and “Master Planned Community of the Year” in 2015 by the Greater Houston Builders Association. For more information, visit www.thewoodlands.com. For additional details, find us on Facebook, Twitter, Instagram and LinkedIn.

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned cities and communities, as well as operating properties and development opportunities including: the Seaport District in New York; Columbia, Maryland; The Woodlands®, The Woodlands Hills®, and Bridgeland® in the Greater Houston, Texas area; Summerlin®, Las Vegas; and Ward Village® in Honolulu, Hawaiʻi. The Howard Hughes Corporation’s portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative placemaking, the company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. The Howard Hughes Corporation is traded on the New York Stock Exchange as HHC. For additional information visit www.howardhughes.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

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Media Contacts:

The Howard Hughes Corporation

Cristina Carlson

Vice President, Corporate Communications & Public Relations

646-822-6910

cristina.carlson@howardhughes.com

Lorrie Parise

Manager, PR & Community Relations, The Woodlands

281-719-6344

lorrie.parise@howardhughes.com

Kim Phillips

Vice President, Marketing, Houston Region

281-719-6174

kim.phillips@howardhughes.com

HHC Investor Relations

David R. O’Reilly

Chief Financial Officer

214-741-7744

david.oreilly@howardhughes.com